Exhibit 99.25

Jonathan Milner Issues Statement Responding to the Glass Lewis Report

Welcomes the Glass Lewis report's observations on the disproportionate rewards for Abcam’s Executive Directors and on the identified issues with peer group valuation strategies

Urges Shareholders to continue to Vote AGAINST the current proposed acquisition of Abcam by Danaher

CAMBRIDGE, England, 23 October 2023 – Jonathan Milner, the founder and one of the largest investors in Abcam plc (“Abcam” or the “Company”) (NYSE: ABCM) with ownership of 6.16% of the Company, has today issued the following statement in response to a 21 October 2023 report from Glass Lewis. Jonathan Milner urges shareholders to continue to vote AGAINST the current proposed acquisition of Abcam by Danaher Corporation (NYSE: DHR) or its affiliates (“Danaher”).

Commenting on the report, Jonathan Milner issued the following statement:

“I welcome Glass Lewis's scrutiny of the pressing issues surrounding excessive executive pay and bonuses, aspects also recently covered in a Times article, as well as their critical examination of the peer group selection method used for Abcam's valuation. I share these concerns, and these arrangements call for immediate attention.

As I have reiterated on numerous occasions, I firmly believe that Danaher’s offer of $24 per share significantly undervalues Abcam, offering no premium for control. When considering the potential of Abcam as an independent entity bolstered by an effective Board and Executive Leadership, the proposed acquisition price falls significantly short of reflecting the Company’s inherent worth.

Furthermore, I am convinced that the timing of the sale process is inopportune. Abcam stands on the cusp of realising the substantial returns from its five-year plan with significant investments already made.

It is pertinent to reference the recent acquisition of Olink by Thermo Fisher, a transaction that not only underscores the continued robustness of our sector but also commanded an appropriate strategic premium of 74%. This specific deal demonstrates that high-quality assets are capable of securing a substantial strategic premium in a change of control transaction, something the Board of Abcam seems to have failed to achieve. This deficiency is set to result in an undue transfer of considerable value from Abcam’s shareholders to those of Danaher.

I believe that voting AGAINST the transaction is, without question, in the best interest of shareholders. My commitment extends beyond restoring the Company to its former stature as a premium-rated entity in the life sciences sector. The Board I envision for Abcam, comprising distinguished and independent nominees, will maintain an unwavering dedication to maximising shareholder value.”

THE CHOICE IS CLEAR– VOTE AGAINST THIS PROPOSED TRANSACTION AND SEND A CLEAR MESSAGE TO THE BOARD THAT THEY ARE DISSATISFIED WITH THE PROPOSED ACQUISITION.

For more information, please visit https://abcamfocus.com/

Jonathan Milner

https://abcamfocus.com/

Investor contact

Alliance Advisors (Europe)

T: +44 7733 265 198 / E: focusabcam@allianceadvisors.com

Michael Roper

Alliance Advisors (US)

T: +1 917 414 4766

Thomas Ball

Peel Hunt LLP

T: +44 (0) 20 7418 8900

Christopher Golden / James Steel

Sohail Akbar / Jock Maxwell Macdonald

International PR advisers

ICR Consilium (Europe)

T: +44 (0)20 3709 5700 / E: focusabcam@consilium-comms.com

Mary-Jane Elliott / Matthew Neal / Davide Salvi

ICR (US)

T: +1 646 677 1811 / E: FocusAbcam@icrinc.com

Dan McDermott

IMPORTANT ADDITIONAL INFORMATION

THIS DOCUMENT HAS BEEN ISSUED BY DR. JONATHAN MILNER ("DR. MILNER").

DR. MILNER HAS PUBLISHED A PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD TO BE USED TO SOLICIT VOTES AGAINST THE PROPOSED ACQUISITION OF ABCAM PLC (THE "COMPANY") BY DIADEM HOLDCO LIMITED, A WHOLLY OWNED INDIRECT SUBSIDIARY OF DANAHER CORPORATION, AT $24 PER SHARE, AT A MEETING OF THE SHAREHOLDERS CONVENED PURSUANT TO THE COMPANIES ACT 2006 (THE “COURT MEETING”).

DR. MILNER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE MADE AVAILABLE AT NO CHARGE ONLINE ON THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV AND ON A WEBSITE HOSTED BY DR. MILNER TO PROVIDE INFORMATION TO SHAREHOLDERS ABOUT THE COURT MEETING AT WWW.ABCAMFOCUS.COM. HOLDERS OF COMPANY SECURITIES ALSO SHOULD RECEIVE COPIES OF THE PROXY STATEMENT AND PROXY CARD BY MAIL, AND COPIES WILL BE PROVIDED AT NO CHARGE UPON REQUEST MADE TO DR. MILNER’S PROXY SOLICITOR, ALLIANCE ADVISORS, BY EMAIL TO FOCUSABCAM@ALLIANCEADVISORS.COM OR BY PHONE TO 877-777-8211 FROM NORTH AMERICA OR TO 0800-102- 6998 FROM ELSEWHERE.

THIS DOCUMENT IS FOR DISCUSSION AND INFORMATIONAL PURPOSES ONLY. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF DR. MILNER AS OF THE DATE HEREOF. DR. MILNER RESERVES THE RIGHT TO CHANGE ANY OF HIS OPINIONS EXPRESSED HEREIN AT ANY TIME AND FOR ANY REASON AND EXPRESSLY DISCLAIMS ANY OBLIGATION TO CORRECT, UPDATE OR REVISE THE INFORMATION CONTAINED HEREIN OR TO OTHERWISE PROVIDE ANY ADDITIONAL MATERIALS. SUBJECT TO THE FOREGOING, AND AS SET FORTH BELOW, DR. MILNER INTENDS TO MAKE AVAILABLE AT AN APPROPRIATE TIME ADDITIONAL INFORMATION ABOUT THE COURT MEETING INCLUDING HOW TO VOTE AT SUCH MEETING.

DR. MILNER HAS INVESTMENTS IN THE COMPANY WHICH ARE DISCLOSED IN THE PROXY STATEMENT AND OTHER PROXY MATERIALS, AND CONSEQUENTLY HAS A FINANCIAL INTEREST IN THE PROFITABILITY OF HIS POSITIONS IN THE COMPANY. ACCORDINGLY THIS DOCUMENT SHOULD NOT BE REGARDED AS IMPARTIAL. NOTHING IN THIS DOCUMENT SHOULD BE TAKEN AS ANY INDICATION OF DR. MILNER 'S CURRENT OR FUTURE TRADING OR VOTING INTENTIONS AND/OR ACTIVITIES WHICH MAY CHANGE AT ANY TIME.

CERTAIN INFORMATION IN THIS DOCUMENT IS BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO THE COMPANY, INCLUDING PUBLIC FILINGS AND DISCLOSURES MADE BY THE COMPANY AND OTHER SOURCES, AS WELL AS DR. MILNER'S ANALYSIS OF SUCH PUBLICLY AVAILABLE INFORMATION. DR. MILNER HAS RELIED UPON AND ASSUMED, WITHOUT INDEPENDENT VERIFICATION, THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION, AND NO REPRESENTATION OR WARRANTY IS MADE THAT ANY SUCH DATA OR INFORMATION IS COMPLETE OR ACCURATE. DR. MILNER RECOGNISES THAT THERE MAY BE CONFIDENTIAL OR OTHERWISE NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY THAT COULD ALTER THE OPINIONS OF DR. MILNER WERE SUCH INFORMATION KNOWN.

NO REPRESENTATION, WARRANTY OR UNDERTAKING, EXPRESS OR IMPLIED, IS GIVEN AND NO RESPONSIBILITY OR LIABILITY OR DUTY OF CARE IS OR WILL BE ACCEPTED BY DR. MILNER CONCERNING: (I) THIS DOCUMENT AND ITS CONTENTS, INCLUDING WHETHER THE INFORMATION AND OPINIONS CONTAINED HEREIN ARE ACCURATE, FAIR, COMPLETE OR CURRENT; (II) THE PROVISION OF ANY FURTHER INFORMATION, WHETHER BY WAY OF UPDATE TO THE INFORMATION AND OPINIONS CONTAINED IN THIS DOCUMENT OR OTHERWISE TO THE RECIPIENT AFTER THE DATE OF THIS DOCUMENT; OR (III) THAT DR. MILNER'S INVESTMENT PROCESSES OR INVESTMENT OBJECTIVES WILL OR ARE LIKELY TO BE ACHIEVED OR SUCCESSFUL OR THAT DR. MILNER'S INVESTMENTS WILL MAKE ANY PROFIT OR WILL NOT SUSTAIN LOSSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. TO THE FULLEST EXTENT PERMITTED BY LAW, DR. MILNER WILL NOT BE RESPONSIBLE FOR ANY LOSSES, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, INCLUDING LOSS OF PROFITS, DAMAGES, COSTS, CLAIMS OR EXPENSES RELATING TO OR ARISING FROM THE RECIPIENT'S OR ANY PERSON'S RELIANCE ON THIS DOCUMENT.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE INFORMATION AND OPINIONS INCLUDED IN THIS DOCUMENT CONSTITUTE FORWARD-LOOKING STATEMENTS, INCLUDING ESTIMATES AND PROJECTIONS PREPARED WITH RESPECT TO, AMONG OTHER THINGS, THE COMPANY'S ANTICIPATED OPERATING PERFORMANCE, THE VALUE OF THE COMPANY'S SECURITIES, DEBT OR ANY RELATED FINANCIAL INSTRUMENTS THAT ARE BASED UPON OR RELATE TO THE VALUE OF SECURITIES OF THE COMPANY (COLLECTIVELY, "COMPANY SECURITIES"), GENERAL ECONOMIC AND MARKET CONDITIONS AND OTHER FUTURE EVENTS. YOU SHOULD BE AWARE THAT ALL FORWARD-LOOKING STATEMENTS, ESTIMATES AND PROJECTIONS ARE INHERENTLY UNCERTAIN AND SUBJECT TO SIGNIFICANT ECONOMIC, COMPETITIVE, AND OTHER UNCERTAINTIES AND CONTINGENCIES AND HAVE BEEN INCLUDED SOLELY FOR ILLUSTRATIVE PURPOSES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION CONTAINED HEREIN DUE TO REASONS THAT MAY OR MAY NOT BE FORESEEABLE. THERE CAN BE NO ASSURANCE THAT THE COMPANY SECURITIES WILL TRADE AT THE PRICES THAT MAY BE IMPLIED HEREIN, AND THERE CAN BE NO ASSURANCE THAT ANY ESTIMATE, PROJECTION OR ASSUMPTION HEREIN IS, OR WILL BE PROVEN, CORRECT.

THIS DOCUMENT DOES NOT CONSTITUTE (A) AN OFFER OR INVITATION TO BUY OR SELL, OR A SOLICITATION OF AN OFFER TO BUY OR SELL, ANY SECURITY OR OTHER FINANCIAL INSTRUMENT AND NO LEGAL RELATIONS SHALL BE CREATED BY ITS ISSUE, (B) A "FINANCIAL PROMOTION" FOR THE PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, (C) "INVESTMENT ADVICE" AS DEFINED BY THE FCA HANDBOOK, (D) "INVESTMENT RESEARCH" AS DEFINED BY THE FCA HANDBOOK, OR (E) AN "INVESTMENT RECOMMENDATION" AS DEFINED BY REGULATION (EU) 596/2014 AND BY REGULATION (EU) NO. 596/2014 AS IT FORMS PART OF U.K. DOMESTIC LAW BY VIRTUE OF SECTION 3 OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 ("EUWA 2018") INCLUDING AS AMENDED BY REGULATIONS ISSUED UNDER SECTION 8 OF EUWA 2018. THIS DOCUMENT IS NOT (AND MAY NOT BE CONSTRUED TO BE) LEGAL, TAX, INVESTMENT, FINANCIAL OR OTHER ADVICE. EACH RECIPIENT SHOULD CONSULT THEIR OWN LEGAL COUNSEL AND TAX AND FINANCIAL ADVISERS AS TO LEGAL AND OTHER MATTERS CONCERNING THE INFORMATION CONTAINED HEREIN. THIS DOCUMENT DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT MAY BE RELEVANT TO AN EVALUATION OF THE COMPANY, COMPANY SECURITIES OR THE MATTERS DESCRIBED HEREIN.

NO AGREEMENT, COMMITMENT, UNDERSTANDING OR OTHER LEGAL RELATIONSHIP EXISTS OR MAY BE DEEMED TO EXIST BETWEEN OR AMONG DR. MILNER AND ANY OTHER PERSON BY VIRTUE OF FURNISHING THIS DOCUMENT. DR. MILNER IS NOT ACTING FOR OR ON BEHALF OF, AND IS NOT PROVIDING ANY ADVICE OR SERVICE TO, ANY RECIPIENT OF THIS DOCUMENT. DR. MILNER IS NOT RESPONSIBLE TO ANY PERSON FOR PROVIDING ADVICE IN RELATION TO THE SUBJECT MATTER OF THIS DOCUMENT. BEFORE DETERMINING ON ANY COURSE OF ACTION, ANY RECIPIENT SHOULD CONSIDER ANY ASSOCIATED RISKS AND CONSEQUENCES AND CONSULT WITH ITS OWN INDEPENDENT ADVISORS AS IT DEEMS NECESSARY.

DR. MILNER HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION CONTAINED HEREIN. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. ALL TRADEMARKS AND TRADE NAMES USED HEREIN ARE THE EXCLUSIVE PROPERTY OF THEIR RESPECTIVE OWNERS.